                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, made as of November 2, 1998, by and between GRAHAM-FIELD HEALTH PRODUCTS, INC., a Delaware corporation having its principal place of business at 400 Rabro Drive East, Hauppauge, New York 11788 (the "Company"), and HARVEY P. DIAMOND, residing at 19 Clubhouse Lane, Scarsdale, New York 10583 (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to retain the Executive as its Executive Vice President of the Home Healthcare Business Unit of the Company to advance the business and interests of the Company on the terms and conditions set forth herein;

         WHEREAS, the Executive desires to provide his services to the Company in such capacities, on and subject to the terms and conditions hereof; and

         WHEREAS, as an inducement for the Company to enter into this Agreement, the Company and the Executive have entered into a certain Non-Competition Agreement (the "Non-Competition Agreement"), in the form attached hereto as
Exhibit I;

         WHEREAS, the Company and the Executive have entered into a certain Change in Control Agreement of even date herewith (the "Change in Control Agreement"), in the form attached hereto as Exhibit II;

         WHEREAS, the Company and the Executive have entered into certain Stock Option Agreement of even date herewith (the "Stock

Option Agreement"), in the form attached hereto as Exhibit III;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. EMPLOYMENT. Subject to all of the terms and conditions hereof, the Company does hereby employ the Executive, effective as of November 2, 1998 (the "Effective Date") for a term commencing on the date hereof and ending on the date which is three (3) years after the date hereof (subject to early termination as provided herein) (the "Term") as its Executive Vice President of the Home Healthcare Business Unit of the Company, and the Executive does hereby accept such employment.

         2. DUTIES OF EXECUTIVE. The Executive shall, during the Term, perform such executive and administrative duties and functions as may from time to time be appropriate to and consistent with his position as Executive Vice President of the Home Healthcare Business Unit of the Company, subject at all times to the control and direction of the Board of Directors, President and Chief Executive Officer of the Company. The Executive agrees to devote substantially all of his business time to the business and affairs of the Company. The Executive agrees to perform his duties hereunder faithfully, diligently and to the best of his abilities and to refrain from engaging in any other business activity that does, will or could be deemed to interfere with the performance of his duties hereunder or does, will or could reasonably be deemed to conflict with the best interests of the Company. The Executive agrees to accept the payments to be made to him under this Agreement and the benefits to be derived from the Stock Option Agreement and Change in Control Agreement as full and complete compensation for the services required to be performed by, and the covenants of, the Executive under this Agreement and the Non-Competition Agreement.

         3.       COMPENSATION.

                  3.1 BASE SALARY. The Company agrees to pay the Executive an annual base salary at the rate of Two Hundred Fifty Thousand Dollars ($250,000) per annum (the "Base Salary") payable in substantially equal installments every week or in such other manner as the Company may generally pay its employees. Nothing contained herein shall be deemed to obligate the Company to increase the Base Salary at any time.

                  3.2 BONUS PROGRAM. In order to provide performance-based incentive compensation to the Executive, the Executive shall be eligible to participate in the Company's bonus program attached hereto as Exhibit IV, pursuant to which the Executive will be eligible to earn, subject to the achievement of certain financial goals and targets contained therein, up to 100% of the Base Salary on an annual basis.

                  3.3 REGULAR BENEFITS. The Executive shall be entitled to participate in any health insurance, accident insurance, hospitalization insurance, life insurance, pension, or any other similar plan or benefit afforded by the Company to its executive officers generally, if and to the extent that the Executive is eligible to participate in accordance with the provisions of any such insurance, plan or benefit generally.

                  3.4 AUTOMOBILE ALLOWANCE. The Company recognizes that the Executive will require the use of an automobile for business purposes. Therefore, the Company will provide the Executive with an automobile allowance of $500 per month. In addition, the Company will reimburse the Executive for gas expenses for the operation of the automobile for business purposes.

         4. REIMBURSEMENT OF BUSINESS EXPENSES. The Company shall reimburse the Executive for reasonable travel and business expenses incurred on behalf of the Company, subject to the approval and substantiation requirements and other procedures from time to time established by the Company. The Executive may reasonably incur such expenses in the manner permitted by the executive officers of the Company.

         5. TERMINATION AND SEVERANCE ARRANGEMENTS.

            (a) The Executive's employment hereunder may be terminated under the following circumstances:

                (i) The Executive may terminate his employment hereunder at any time on not less than sixty (60) days prior written notice to the Company.

               (ii) During the Term, the Company may terminate the Executive's employment hereunder without Cause by providing written notice of termination on not less than three (3) months prior written notice to the Executive.

              (iii) In the event of the death of or adjudicated incompetency of the Executive during the Term, this Agreement and all benefits payable hereunder shall terminate on the date of death or adjudication of incompetency of the Executive.

               (iv) If the Executive, because of illness, injury or other incapacitating condition, is unable to perform the services required to be performed by him under this Agreement for a period or periods aggregating more than forty-five (45) days in any twelve (12) consecutive months or a period of thirty (30) consecutive days during any twelve
(12) month period, then the Company, in its sole discretion, may terminate this Agreement by giving notice thereof to the Executive, and this Agreement and all benefits payable hereunder shall terminate upon the date of such notice.

               (v) The Company may terminate the Executive's employment at any time for Cause. For purposes of this Agreement, the term "Cause" shall mean: (A) gross negligence of the Executive in the performance of his duties, (B) willful neglect of his duties, (C) the Executive's conviction of any felony, (D) the Executive's conviction of any misdemeanor involving theft or fraud, (E) any embezzlement of the Company's or its subsidiaries' property or any misappropriation of any property material to the Company or any of its subsidiaries (whether or not a felony or misdemeanor), (F) the willful engagement by the Executive in conduct which is injurious to the Company or any of its subsidiaries, (G) the persistent and willful disobedience or material breach by the Executive of any of the Company's written rules, instructions or orders, or (H) the Executive's persistent and willful and material breach of the covenants contained herein.

            b. Upon any termination of the Executive's employment under Section 5(a)(i), (iii), (iv) or (v) of this Agreement, the Executive shall be entitled to receive solely all amounts and benefits to be paid or provided by the Company under Sections 3.1, 3.3, and 4 to the date of such termination.

            c. Upon any termination of the Executive's employment under Section 5(a)(ii) of this Agreement, the Executive shall be entitled to receive solely (i) all amounts and benefits to be paid or provided by the Company under Sections 3.1, 3.3, 3.4, and 4 to the date of such termination, (ii) the greater of (x) a lump sum payment equal to the aggregate amount of Base Salary that would have been paid to the Executive from the date of such termination through the end of the Term but for such early termination, or (y) a lump sum payment equal to two (2) times the Base Salary, and (iii) all amounts and benefits to be paid or provided by the Company under Sections 3.3 and 3.4 shall be continued to be paid or provided to the Executive from the date of termination through the end of the Term but for such early termination.

         6. EXECUTIVE COVENANTS.

            6.1 CONFIDENTIAL INFORMATION. The Executive expressly covenants and agrees that he will not at any time, whether during or after his employment by the Company, directly or indirectly, use or permit the use of any trade secrets, confidential information, or proprietary information (including, without limitation, customer lists, costing information, technical information, software techniques, business plans, marketing data, financial information or similar items) of, or relating to, the Company, or any affiliate of the Company, in connection with any activity or business, whether for his own account or otherwise (except solely the business of the Company, if and to the extent that the Executive is then an employee of the Company) and will not divulge such trade secrets, confidential information or proprietary information to any person, firm, corporation or other entity whatsoever. Any information which becomes known to the public without breach by the Executive of any of the terms hereof or of Executive's common law duties shall not be deemed to be a trade secret or confidential or proprietary information of the Company.

         6.2 OWNERSHIP BY COMPANY. The Executive acknowledges and agrees that all of his work product created, produced or conceived in connection with his association with the Company shall be deemed work for hire and shall be deemed owned exclusively by the Company. Without limiting the generality of the foregoing, the Executive agrees that the Company shall have and possess all proprietary rights, patent rights, copyright rights and trade secret rights as may exist in such work product or as which are inherent therein or appurtenant thereto. The Executive agrees to execute and deliver all documents required by the Company to document or perfect the Company's proprietary rights in and to the Executive's work product.

         6.3 REMEDIES. It is expressly understood and agreed that the services to be rendered hereunder by the Executive are special, unique, and of extraordinary character, and in the event of the breach by the Executive of any of the terms and conditions of this Agreement on his part to be performed hereunder, or in the event of the breach or threatened breach by the Executive of the terms and provisions of this Section 6 of this Agreement, then the Company shall be entitled, if it so elects, to institute and prosecute any proceedings in any court of competent jurisdiction, either in law or equity, for such relief as it deems appropriate.

         6.4 COVENANTS NON-EXCLUSIVE. The Executive acknowledges and agrees that the covenants contained in this Section 6 shall not be deemed exclusive of any common law rights of the Company in connection with the relationships contemplated hereby; and that the

Company shall have any and all rights as may be provided by law in connection with the relationships contemplated hereby.

         7.  GENERAL.

             7.1 APPLICABLE LAW AND EXPENSES. This document shall, in all respects, be governed by the laws of the State of New York. With regard to such choice of law, the parties acknowledge that substantially all of the negotiations relating to this Agreement were conducted in New York State and that this Agreement has been executed by both parties in New York State.

             7.2 VENUE; PROCESS. The parties to this Agreement agree that jurisdiction and venue shall properly lie in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, with respect to any legal proceedings arising from this Agreement. Such jurisdiction and venue are merely permissive; jurisdiction and venue shall also continue to lie in any court where jurisdiction and venue would otherwise be proper. The parties agree that they will not object that any action commenced in the foregoing jurisdictions is commenced in a forum non conveniens. Notwithstanding the foregoing, however, nothing contained in this Section 7.2 shall be deemed to limit or waive any right of the parties to remove any dispute to federal court which might otherwise properly be removed to such court.

             7.3 SURVIVAL. The parties hereto agree that the covenants contained in Section 6 hereof shall survive for a period of two (2) years following any termination of employment by the Executive and any termination of this Agreement.

             7.4 INDEPENDENT REPRESENTATION. The Executive acknowledges that he has had the opportunity to seek independent counsel and tax advice in connection with the execution of this Agreement, and the Executive represents and warrants to the Company (a) that he has sought such counsel and advice as he has deemed appropriate in connection with the execution hereof and the transactions contemplated hereby; and (b) that he has not relied on any representation of the Company as to tax matters or as to the consequences of the execution hereof.

             7.5 NOTICES. Any and all notices required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if delivered either personally, by telex, facsimile transmission, same day delivery service, overnight expedited delivery service, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If notice is served personally, notice shall be deemed effective upon receipt. If notice is served by telex or by facsimile transmission, notice shall be deemed effective upon transmission, provided that such notice is confirmed in writing by the sender within one day after transmission. If notice is served by same day delivery service or overnight expedited delivery service, notice shall be deemed effective the day after it is sent, and if notice is given by United States mail, notice shall be deemed effective five days after it is sent. In all instances, notice shall be sent to the parties at the following addresses:

                  If to the Company:
                  Graham-Field Health Products, Inc.
                  400 Rabro Drive East
                  Hauppauge, New York  11788
                  Attention: Chairman of the Board,

                             Chief Executive Officer

                  If to the Executive:

                  Harvey P. Diamond
                  19 Clubhouse Lane
                  Scarsdale, New York   10583
                  Telephone: (914) 478-7325

                  With a copy to:

                  Robert Bernstein, Esq.
                  Bernstein & Seidman
                  21 Scarsdale Road
                  Tuckahoe, New York   10707
                  Telephone No.:  (914) 961-0488
                  Telecopier No.: (914) 961-0754

         Any party may change its address for the purpose of receiving notices by a written notice given to the other party.

             7.6 MODIFICATIONS OR AMENDMENTS. No amendment, change or modification of this document shall be valid unless in writing and signed by all of the parties hereto.

             7.7 WAIVER. No reliance upon or waiver of one or more provisions of this Agreement shall constitute a waiver of any other provisions hereof.

             7.8 SUCCESSORS AND ASSIGNS. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. However, no party shall voluntarily assign any rights hereunder, or delegate any duties hereunder, except upon the prior written consent of the other.

             7.9 SEPARATE COUNTERPARTS. This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument.

             7.10 HEADINGS. The captions appearing at the commencement of the sections hereof are descriptive only and are for convenience of reference. Should there be any conflict between any such caption and the section at the head of which it appears, the substantive provisions of such section and not such caption shall control and govern in the construction of this document.

             7.11 FURTHER ASSURANCES. Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

             7.12 ENTIRE AGREEMENT. Except for the Change in Control Agreement relating to payments to be made to the Executive in the event of the termination of the Executive's employment with the Company following a Change in Control (as defined therein), this Agreement and the exhibits attached hereto constitute the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby terminated and cancelled in their entirety; provided that notwithstanding anything to the contrary contained in this Agreement, in the event the Executive's employment is terminated following a Change in Control as provided in the Change in Control Agreement, the Executive shall be entitled solely to the amounts and benefits payable under the Change in Control Agreement, which shall be in lieu of any and all amounts payable under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    GRAHAM-FIELD HEALTH PRODUCTS, INC.

                                    By: /s/ Paul Bellamy
                                       --------------------------
                                       Name:  Paul Bellamy
                                       Title: President and Chief
                                              Operating Officer



                                     /s/ Harvey P. Diamond
                                    -----------------------------
                                    HARVEY P. DIAMOND

                                    EXHIBIT I

                            NON-COMPETITION AGREEMENT

                                   EXHIBIT II

                           CHANGE IN CONTROL AGREEMENT

                                   EXHIBIT III

                             STOCK OPTION AGREEMENT

                                   EXHIBIT IV

                                  BONUS PROGRAM